EXHIBIT 10.12
             LEASE AGREEMENT BETWEEN THE COMPANY AND OTIS L. CROWELL

                                REAL ESTATE LEASE

STATE OF GEORGIA              )
                              )                         LEASE
COUNTY OF RICHMOND            )

1.   PARTIES
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     This lease is made this 21st day of December,  1998, by and between Otis L.
Crowell, his successors and assigns, hereinafter called LESSOR, and Crowell & Co., Inc., a Georgia Corporation, hereinafter called LESSEE.

2.   TERM OF LEASE
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     The term of the lease shall be for fifteen years.

3.   COMMENCEMENT
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     The lease shall commence on the day that  Augusta-Richmond  County issues a certificate of occupancy and the LESSEE and the LESSOR agree that the building is complete and ready for occupancy or the date the LESSEE takes possession of the demised premises, whichever comes first.

     Regardless,   commencement  will  not  begin  until  the  premises  are  in compliance with all laws, regulations, or ordinances which may be required for use of the premises by the occupant.

     When the commencement day is determined, the LESSOR and LESSEE agree to execute an amendment to this lease setting forth the commencement date.

4.   PREMISES
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     This  lease  covers a  building  to be  erected  on  Stevens  Creek Road in
Richmond County, Georgia, the layout has been agreed to and attached marked Exhibit 'A'. The building shall be known as Suite A of Riverwatch Commons and contains 2964 square feet.

5.   RENT
     ----

     The first month's rent and each month's rent throughout the term of the lease shall be $2,717.00. Should the lease term begin on any day other than the first of the month, the rent shall be prorated where each subsequent payment of rent shall be due on the first of the month throughout the term of this lease. The rental payment shall be payable to Otis L. Crowell, located at 610 Industrial Park Boulevard, Evans, GA 30809.

     Should the LESSEE fail to pay any installment upon the day the same is due, the LESSOR has the option of declaring the entire balance of the full lease term due and payable, without notice to the LESSEE, and time is of the essence of this agreement.

6.   TAXES, INSURANCE, AND MAINTENANCE
     ---------------------------------

     This is to be a triple net lease. All taxes, insurance, maintenance and improvements to the property are to be paid by the LESSEE at its sole expense. The LESSEE is to maintain the proper insurance on the improvements to cover the replacement value. The LESSEE is also to maintain the proper liability insurance at a level that is mutually agreeable to the LESSOR. This liability policy is to protect the LESSOR as well as the LESSEE.

7.   LIABILITY FOR DAMAGES
     ---------------------

     The LESSEE is to hold the LESSOR harmless from any and all claims that may arise as a result of the execution of this lease with the LESSOR, or occupancy of space by the LESSEE, or the LESSEE's assigns.

IN WITNESS WHEREOF, the parties hereto have cause these presents to be executed this lease the day and year first above written.

WITNESSES:

                                          By:
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                                             (LESSEE) Crowell & Co., Inc.

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                                             (LESSOR) Otis L. Crowell